UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 4 pages.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 7, 2008, Remington Arms Company, Inc. (the “Company”) announced a strategic manufacturing consolidation decision that will result in the closure of its manufacturing facility in Gardner, Massachusetts. The Company notified affected employees of this decision on April 7, 2008. A press release was issued by the Company on April 7, 2008 regarding the facility closing, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The consolidation of the Company’s manufacturing capabilities is expected to provide improved efficiencies that are expected to ultimately provide for better service to customers and quality of product to end users. The closure is expected to be completed by the end of 2008. Additional details relating to estimated costs expected to be incurred as a result of the closure will be filed on an amended Current Report on Form 8-K within four business days after the Company makes a determination of such an estimate or range of estimates.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Name of Exhibit

99.1	Press Release, dated April 7, 2008, announcing closure of Gardner, Massachusetts facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

April 7, 2008

EXHIBIT INDEX

Exhibit

Number	Name of Exhibit

99.1	Press Release, dated April 7, 2008, announcing closure of Gardner, Massachusetts facility.